Exhibit 99.1

July 8, 2013	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Megan Lewis 918-561-5325

ONEOK and ONEOK Partners Second-quarter
2013 Conference Call and Webcast Scheduled

TULSA, Okla. – July 8, 2013 – ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) will release their second-quarter 2013 earnings after the market closes on July 30, 2013.

ONEOK’s and ONEOK Partners’ executive management will participate in a joint conference call the following day on July 31, 2013, at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time). The call also will be carried live on ONEOK’s and ONEOK Partners’ websites.

To participate in the telephone conference call, dial 888-298-3451, pass code 5921668, or log on to www.oneok.com or www.oneokpartners.com.

What:	ONEOK and ONEOK Partners second-quarter 2013 earnings conference call and webcast

When:	11 a.m. Eastern, July 31, 2013
10 a.m. Central

Where:	1) Phone conference call dial 888-298-3451, pass code 5921668
2) Log on to the webcast at www.oneok.com
3) Log on to the webcast at www.oneokpartners.com

If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, and ONEOK Partners’ website, www.oneokpartners.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 5921668.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a diversified energy company.  We are the general partner and own 43.3 percent of ONEOK Partners, L.P. (NYSE: OKS) as of March 31, 2013, one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of

-more-

ONEOK and ONEOK Partners Second-quarter 2013
Conference Call and Webcast Scheduled

natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is among the largest natural gas distributors in the United States, serving more than two million customers in Oklahoma, Kansas and Texas.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor’s (S&P) 500 Stock Index.

For more information, visit the websites at www.oneok.com or www.oneokpartners.com.

For the latest news about ONEOK and ONEOK Partners, follow us on Twitter @ONEOKNews and @ONEOKPartners.

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